UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2007

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

(Exact name of registrant specified in its charter)

Maryland	000-51262	20-0068852
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway

Norcross, Georgia 30092-3365

(Address of principal executive offices)

Registrant’s telephone number, including area code: (770) 449-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 3, 2007 the Board of Directors of Wells Real Estate Investment Trust II, Inc. (the “Registrant”) amended the bylaws of the Registrant to permit the 2007 annual meeting of the stockholders be held during the month of September instead of during the month of July. This amendment will not affect the month for the annual meetings to be held in years subsequent to 2007. The amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 1, 2007 the Audit Committee of the Board of Directors of the Registrant approved an amendment to the Registrant’s Code of Ethics (the “Code”) that applies to all of its executive officers and directors, including but not limited to, its principal executive officer and principal financial officer. The amendment to the Code deleted the requirement that the receipt of entertainment from any company with which the Registrant has current or prospective business dealings be “business related” in order to avoid characterization as a potential conflict of interest. Such entertainment is still required to be reasonable in cost, appropriate as to time and place, and not so frequent as to raise any questions of impropriety.

The Code, as amended, has been posted on the Registrant’s website at http://www.wellsref.com. Additionally, the Code is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit no.	Description of Exhibit
3.1	Amendment no. 1 to the Amended and Restated Bylaws

14.1	Code of Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: May 7, 2007	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President